United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2015 (July 30, 2015)

Commission File No.	Exact Name of Registrant as Specified in its Charter and Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	The Laclede Group, Inc. 700 Market Street St. Louis, MO 63101 314-342-0878	Missouri	74-2976504
1-1822	Laclede Gas Company 700 Market Street St. Louis, MO 63101 314-342-0878	Missouri	43-0368139

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 30, 2015, the Board of Directors of The Laclede Group, Inc. (“Company”) adopted a resolution amending the Company’s bylaws, effective as of August 1, 2015, in order to change the address for the Company’s principal office and the required content for the Company’s corporate seal. A copy of the bylaws, as amended, is attached as an exhibit to this Form 8-K and is incorporated herein by reference.
On July 30, 2015, the Board of Directors of Laclede Gas Company (“Laclede Gas”) adopted a resolution by unanimous written consent amending and restating Laclede Gas’ bylaws, effective as of August 1, 2015, in order to change the address for Laclede Gas’ principal office; clarify the parameters for director eligibility for compensation; update language regarding conference call meetings; and change the required content for Laclede Gas’ corporate seal. A copy of the bylaws, as amended and restated, is attached as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are filed as part of this report:

3.1	Bylaws of The Laclede Group, Inc., as amended, effective as of August 1, 2015
3.2	Amended and Restated Bylaws of Laclede Gas Company, effective as of August 1, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.

Date: July 31, 2015	By:	/s/ Steven P. Rasche
Steven P. Rasche Executive Vice President, Chief Financial Officer

LACLEDE GAS COMPANY

Date: July 31, 2015	By:	/s/ Steven P. Rasche
Steven P. Rasche Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Bylaws of The Laclede Group, Inc., as amended, effective as of August 1, 2015

3.2	Amended and Restated Bylaws of Laclede Gas Company, effective as of August 1, 2015